Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

WORK Medical Technology Group LTD

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount To Be Registered (1)	Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees Previously Paid	Equity	Ordinary units consisting of: (3)	Rule 457(o)	—	—	$5,000,000	0.0001531	$765.50	—
Fees Previously Paid	Equity	(i) Class A Ordinary shares, par value $0.0005 per share (4)	Rule 457(o)	—	—	—	—	—	—
Fees Previously Paid	Equity	(ii) Series A Warrants to purchase Class A ordinary shares (4)	Rule 457(g)	—	—	—	—	—	—
Fees Previously Paid	Equity	(iii) Series B Warrants to purchase Class A ordinary shares (4)	Rule 457(g)	—	—	—	—	—	—
Fees to be Paid	Equity	Class A Ordinary shares, par value $0.0005 per share, issuable upon the exercise of the Series A Warrants included in the ordinary units and pre-funded ordinary units (3)(5)	Rule 457(o)	—	—	$30,000,000	0.0001531	$4,593.00	—
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0005 per share, issuable upon the exercise of the Series B Warrants included in the ordinary units and pre-funded ordinary units (3)(5)	Rule 457(o)	—	—	$40,000,000	0.0001531	$6,124.00	—
Fees Previously Paid	Equity	Pre-funded ordinary units consisting of: (3)	Rule 457(o)	—	—	—	—	—	—
Fees Previously Paid	Equity	(i) Pre-funded warrants to purchase Class A ordinary shares (4)	Rule 457(g)	—	—	—	—	—	—
Fees Previously Paid	Equity	(ii) Series A Warrants to purchase Class A ordinary shares (4)	Rule 457(g)	—	—	—	—	—	—
Fees Previously Paid	Equity	(iii) Series B Warrants to purchase Class A ordinary shares (4)	Rule 457(g)	—	—	—	—	—	—
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0005 per share, issuable upon the exercise of the pre-funded warrants (3)(5)	Rule 457(o)	—	—	—	—	—	—
Carry Forward Securities	—	—	—	—	—	—	—	—	—
Total Offering Amounts						$75,000,000		$11,482.50
Total Fees Previously Paid								6,889.50
Total Fee Offset								—
Net Fee Due								$4,593.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also cover an indeterminate number of Class A ordinary shares, par value $0.0005 per share, of the registrant (the “Class A Ordinary Shares”) that may become issuable to prevent dilution resulting from stock splits, stock combinations, stock dividends, recapitalizations or similar transactions with respect to the Class A Ordinary Shares.

(3)	The proposed maximum offering price of the ordinary units of the registrant proposed to be sold in the offering (the “Ordinary Units”) will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded ordinary units of the registrant offered and sold in the offering (the “pre-Funded Ordinary Units”), and as such, the proposed aggregate maximum offering price of the Ordinary Units together with the Pre-funded Ordinary Units (as well as the Class A Ordinary Shares included in the Ordinary Units and issuable upon exercise of the Series A warrants to purchase Class A Ordinary Shares (the “Series A Warrants”), Series B warrants to purchase Class A Ordinary Shares (the “Series B Warrants”), and pre-funded warrants included in such Ordinary Units and Pre-Funded ordinary units (the “Pre-Funded Warrants”), as applicable), if any, is $5,000,000.

(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(5)

As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Class A Ordinary Shares issuable upon exercise of such Series A Warrants and Series B Warrants included in the Ordinary Units or Pre-Funded Ordinary Units, as applicable, proposed to be sold in the offering is $10,000,000 and $10,000,000, respectively, as each Class A Ordinary Share included in each Ordinary Unit of the registrant to be sold in this offering (and each Pre-Funded Warrant included in each Pre-Funded Ordinary Unit of the registrant to be sold in this offering) will receive a Series A Warrant to purchase one Class A Ordinary Share at 200% of the assumed public offering price of $0.50 per Ordinary Unit and a Series B Warrant to purchase one Class A Ordinary Share at 200% of the assumed public offering price of $0.50 per Ordinary Unit.

However, the Series A Warrants may be exercised, at the option of the holder, on or after any share split, share dividend, share combination, or reverse share split, recapitalization, or other similar transaction involving the Class A Ordinary Shares, on an alternative cashless exercise basis, whereby the holder thereof may not pay a cash purchase price upon such exercise, but instead would receive the number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series A Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 3.0. Consequently, the proposed maximum offering price of the Class A Ordinary Shares issuable exercise of the Series A Warrants included in the Ordinary Units or Pre-Funded Units, as applicable, proposed to be sold in the offering is $30,000,000, which is equal to $10,000,000 times 3.

Similarly, the Series B Warrants may be exercised, at the option of the holder, using on an alternative cashless exercise basis, whereby the holder thereof may not pay a cash purchase price upon such exercise, but instead would receive the number of Class A Ordinary Shares equal to the product of (a) the aggregate number of Class A Ordinary Shares that would be issuable upon exercise of the Series B Warrants if such exercise were by means of a cash exercise rather than a cashless exercise, multiplied by (b) 4.0. Consequently, the proposed maximum offering price of the Class A Ordinary Shares issuable upon the exercise of the Series B Warrants included in the Ordinary Units or Pre-Funded Units, as applicable, proposed to be sold in the offering is $40,000,000, which is equal to $10,000,000 times 4.